UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2023

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01 per share	RVSB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)       Separation Agreement and Release for Kevin Lycklama

Riverview Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Riverview Bank (“Bank”), entered into a separation agreement and release (“Agreement”) with Kevin Lycklama, effective October 3, 2023, whose employment with the Company and the Bank as President and Chief Executive Officer ended effective September 6, 2023 (as reported by the Company in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 9, 2023). Pursuant to the Agreement, Mr. Lycklama will continue to receive his monthly base salary for 12 months which will total $410,200 at the end of the 12 month period (less appliable taxes and other required deductions and withholdings) and certain other benefits; and Mr. Lycklama has agreed to, among other things, a customary, general waiver and release of claims, as well as post-employment covenants with respect to confidential information and non-solicitation of certain customers and employees.

The description of the Agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the Agreement among the Company, the Bank, and Mr. Lycklama, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Separation Agreement and Release of Claims among Riverview Bancorp, Inc., Riverview Bank, and Kevin Lycklama with an effective date of October 3, 2023
104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: October 3, 2023	/s/David Lam
David Lam
Chief Financial Officer (Principal Financial Officer)